As filed with the Securities and Exchange Commission on September 17, 2010

Registration No. 333-132944

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Proginet Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	c/o TIBCO Software, Inc. 3303 Hillview Avenue Palo Alto, CA 94304	11-3264929
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification Number)

2000 Stock Option Plan of Proginet Corporation, as amended September 26, 2005

(Full Title of the Plan)

William R. Hughes

Executive Vice President, General Counsel and Secretary

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

(Name and address of agent for service)

(650) 846-1000

(Telephone Number, including Area Code, of Agent for Service)

Copy To:

Katharine A. Martin, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF COMMON STOCK

A Registration Statement on Form S-8 (Commission File No. 333-132944) was filed by Proginet Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on April 3, 2006 (the “2006 Registration Statement”), covering the registration of an additional 500,000 shares authorized for issuance under the 2000 Stock Option Plan (as amended on September 26, 2005).

On September 15, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 21, 2010, by and among the Registrant, TIBCO Software Inc. and Perseus Acquisition Corporation, a wholly-owned subsidiary of TIBCO Software Inc., Perseus Acquisition Corporation merged with and into the Registrant, and the Registrant became a wholly-owned subsidiary of TIBCO Software Inc. (the “Merger”). As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Common Stock registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Common Stock registered but unsold under the 2006 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, State of California, on the 17th day of September, 2010.

PROGINET CORPORATION

By:	/s/ Vivek Ranadive
Name:	Vivek Ranadive
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Vivek Ranadive
Vivek Ranadive	President	September 17, 2010
(Principal Executive Officer)

/s/ Sydney Carey
Sydney Carey	Treasurer	September 17, 2010
(Principal Financial and Accounting Officer)

/s/ William R. Hughes
William R. Hughes	Director	September 17, 2010

/s/ Laura Malinasky
Laura Malinasky	Director	September 17, 2010

/s/ Sydney Carey
Sydney Carey	Director	September 17, 2010